ARTHUR MARTINEZ TO STEP DOWN AS EXECUTIVE CHAIRMAN OF ABERCROMBIE & FITCH;
LEAD DIRECTOR TERRY BURMAN TO BECOME NON-EXECUTIVE CHAIRMAN

New Albany, Ohio, January 22, 2018: Abercrombie & Fitch Co. (NYSE: ANF) (the “Company”) today announced that Arthur C. Martinez will step down as Executive Chairman of its Board of Directors at the conclusion of its fiscal year ending February 3, 2018 in connection with his plans to retire as a Director and not stand for re-election at the Company’s 2018 Annual Meeting of Shareholders in June. Terry L. Burman, Lead Independent Director and Chair of the Nominating and Board Governance Committee, will assume the role of Non-Executive Chairman at that time.

Messrs. Martinez and Burman both joined the Board in January 2014. Mr. Martinez was appointed Non-Executive Chairman of the Board at that time, and has served as the Company’s Executive Chairman since December 2014.

“I am proud of the demonstrable progress that Abercrombie & Fitch is making under the leadership of Fran Horowitz, who was appointed Chief Executive Officer early last year,” said Mr. Martinez. “We have built a first-rate team whose intense focus on the customer, the revitalization of our brands, and close management of expenses to help direct resources to omnichannel and marketing have enabled us to deliver sequential comparable sales improvement. My decision to step down as Executive Chairman and not stand for reelection to the Board is part of a planned transition of the Chairman role. With the Company on a solid trajectory, this is the right time to hand over Board leadership to Terry, who has outstanding credentials as a retail industry leader and is the right person to assume the role,” concluded Mr. Martinez.

“In the realm of business leaders, Arthur is a singular talent,” said Mr. Burman. “Abercrombie & Fitch has benefited enormously from his deep expertise and steady hand at a time of turbulence both at the Company and in our industry. The entire Board shares my gratitude for his contribution to stabilizing the business, recruiting and developing world-class retail talent, and working with them to place Abercrombie & Fitch on a solid path to future success.”

Mr. Martinez, 78, has enjoyed a long and highly accomplished career in retailing. He led the turnaround of Sears in the late 1990’s as its Chief Executive Officer, restoring the Company to profitability after years of losses. He also served in a number of senior executive positions at Saks Fifth Avenue, among other companies. Mr. Martinez has been a sought after director, having served as Chairman of HSNi until it was acquired in late December 2017 and of ABN-Amro, the largest bank in the Netherlands, and a Director of AIG, PepsiCo, International Flavors & Fragrances and Kate Spade, among other companies. He is currently Chairman of Greenwich Hospital and a Trustee of Yale-New Haven Health System and Northwestern University.

Mr. Burman, 72, achieved notable success in a number of senior roles in retailing, most notably in the specialty jewelry sector. He currently serves as Chairman of the Board of Tuesday Morning Corporation and as a Director of Learning Care Group. During his career he held the positions of President and Chief Executive Officer of Barry’s Jewelers, Chief Executive Officer of Signet, Chairman of Zale Corporation and was a member of the Board of Directors of Yankee Candle Company. Mr. Burman also has served as Chairman of the Board of St. Jude Children’s Research Hospital.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements. The following factors, in addition to those disclosed in “ITEM 1A. RISK FACTORS” of A&F's Annual Report on Form 10-K for the fiscal year ended January 28, 2017 and in A&F's subsequently filed quarterly reports on Form 10-Q, in some cases have affected, and in the future could affect, the company's financial performance and could cause actual results for Fiscal 2017 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits, could have a material adverse effect on our business, results of operations and liquidity; our inability to anticipate customer demand and changing fashion trends and to manage our inventory commensurately could adversely impact our sales levels and profitability; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; direct-to-consumer sales channels are a significant component of our growth strategy, and the failure to successfully develop our position in these channels could have an adverse impact on our results of operations; our ability to conduct business in international markets may be adversely affected by legal, regulatory, political and economic risks; our inability to successfully implement our strategic plans could have a negative impact on our growth and profitability; our failure to protect our reputation could have a material adverse effect on our brands; our business could suffer if our information technology systems are disrupted or cease to operate effectively; we may be exposed to risks and costs associated with cyber-attacks, credit card fraud and identity theft that would cause us to incur unexpected expenses and reputation loss; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; changes in the cost, availability and quality of raw materials, labor, transportation and trade relations could cause manufacturing delays and increase our costs; we depend upon independent third parties for the manufacture and delivery of all our merchandise, and a disruption of the manufacture or delivery of our merchandise could result in lost sales and could increase our costs; our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions that our stores are located in or around; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; our reliance on DCs makes us susceptible to disruptions or adverse conditions affecting our supply chain; our litigation exposure could have a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; extreme weather conditions and the seasonal nature of our business may cause net sales to fluctuate and negatively impact our results of operations; our facilities, systems and stores, as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters, pandemic disease and other unexpected events, any of which could result in an interruption to our business and adversely affect our operating results; the impact of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; changes in the regulatory or compliance landscape could adversely affect our business and results of operations; our Asset-Based Revolving Credit Agreement and our Term Loan Agreement include restrictive covenants that limit our flexibility in operating our business; and, compliance with changing regulations and standards for accounting, corporate governance and public disclosure could adversely affect our business, results of operations and reported financial results.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. (NYSE: ANF) is a leading, global specialty retailer of apparel and accessories for Men, Women and Kids through three renowned brands. For 125 years, the iconic Abercrombie & Fitch brand has outfitted innovators, explorers and entrepreneurs. Today, the brand reflects the updated attitude of the 21 to 24-year old customer, while remaining true to its heritage of creating expertly crafted products with an effortless, American style. The Hollister brand epitomizes the liberating and carefree spirit of the endless California summer for the teen market. abercrombie kids creates smart, playful apparel for children ages 5-14, celebrating the wide-eyed wonder of childhood.

The brands share a commitment to offering products of enduring quality and exceptional comfort that allow consumers around the world to express their own individuality and style. The Company operates approximately 900 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites www.abercrombie.com and www.hollisterco.com.

Investor Contact:	Media Contact:

Brian Logan	Ian Bailey
Abercrombie & Fitch	Abercrombie & Fitch
(614) 283-6877	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com